[LETTERHEAD OF DALE MATHESON CARR HILTON LABONTE
                             CHARTERED ACCOUNTANTS]



                                  Exhibit 23.2

                INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM







To the Board of Directors of
China Heath Holdings Inc.







We consent to the use in this Form SB-2 Registration Statement of our report dated July 22, 2004 relating to the audited financial statements of China Health Holdings Inc. for the six month period ended June 30, 2004, the year ended December 31, 2003, and the period from April 3, 2002 (inception) December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the prospectus.



/s/ Dale Matheson Carr-Hilton Labonte


DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
Vancouver, B.C.

September 16, 2004